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                                DAH & SUBSIDIARIES
                                ------------------


Aerospace Display Systems, Inc.
(Delaware Corporation)
                                      Hollingsead International, Limited
                                      One Newton Road
                                      Churchfield Salisbury
Cory Components, Inc.                 Wiltshire SP27QA
(California Corporation)              England

                                      Tri-Star Electronics Europe SA
                                      Centre Nord / Sud
Cory Holdings, Inc.                   Stabile 2A
(Ohio Corporation)                    6934 B10GG10
                                      Switzerland

                                      Tri-Star Electronics International, Inc.
                                      (Ohio Corporation)


                                      Tri-Star Holdings, Inc.
DeCrane Aircraft Holdings, Inc.       (Ohio Corporation)
(Ohio Corporation)


                                      Tri-Star Technologies
Elsinore Engineering, Inc.           (California Partnership)
(Delaware Corporation)


                                      Tri-Star Technologies, Inc.
Elsinore Aerospace Services, Inc.    (Ohio Corporation)
(California Corporation)


Hollingsead International, Inc.
(Ohio Corporation)